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                         Consent of Independent Accountants



           We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Consolidated Edison, Inc. of our report dated March 13, 1997, which appears on page 49 of the Consolidated Edison Company of New York, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.




Price Waterhouse LLP
New York, NY
October 30, 1997